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                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      of
                            PAC-WEST TELECOMM, INC.
                         13 1/2% Senior Notes due 2009

   To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

   The undersigned hereby acknowledges receipt of the prospectus, dated
               , 1999, as it may be amended or supplemented from time to time, of Pac-West Telecomm, Inc., a California corporation, and the accompanying letter of transmittal, that together constitute Pac-West's exchange offer.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the exchange offer with respect to Pac-West's 13 1/2% Senior Notes due 2009 held by you for the account of the undersigned.

   The aggregate face amount of the notes held by you for the account of the undersigned is (fill in amount):

   $  of Pac-West's 13 1/2% Senior Notes due 2009
    __________

   With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

  [_]To tender the following notes held by you for the account of the undersigned (insert principal amount of notes to be tendered, if any):
     $
                               ___________

  [_]Not to tender any of the notes held by you for the account of the undersigned.

   If the undersigned instruct you to tender the notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you) the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that
(1) the undersigned's principal residence is in the state of (fill in state)
                     , (2) the undersigned is acquiring the new notes in the ordinary course of business of the undersigned, (3) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the new notes, (4) the undersigned acknowledges that any person participating in the exchange offer for the purpose of distributing the new notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction of the new notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the prospectus entitled "The Exchange Offer-- Resale of the New Notes," and (5) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act of 1933, of Pac-West; (b) to agree, on behalf of the undersigned, as set forth in the letter of transmittal; and (c) to take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of such notes.

 [_]Check this box if the beneficial owner of the tendered notes is a participating broker-dealer and has acquired the tendered notes for its own account as a result of market-making activities or other trading activities. If this box is checked, a copy of these instructions must be received within thirty days after the expiration date of the exchange offer by Pac-West Telecomm, Inc., attention
                   , facsimile                .

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                                   SIGN HERE

 Name of Beneficial Owner(s): ________________________________________________

 Signature(s): _______________________________________________________________

 Name (please print): ________________________________________________________

 Address: ____________________________________________________________________
    ------------------------------------------------------------------------

 Telephone Number: ___________________________________________________________

 Taxpayer Identification or Social Security Number: __________________________

 Date: _______________________________________________________________________



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